UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 19, 2026

LOOP INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-38301	27-2094706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Fernand-Poitras
Terrebonne, Quebec, Canada, J6Y 1Y4
(Address of principal executive offices, including zip code)

(450) 951-8555
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LOOP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2026, the board of directors (the “Board”) of Loop Industries, Inc., a Nevada corporation (the “Company”), increased the size of the Board by one seat and appointed Jeffrey R. Geygan as a member of the Board, effective June 22, 2026. Mr. Geygan will serve until the next annual meeting of stockholders of the Company and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. The Board also determined that Mr. Geygan qualifies as an “independent director” under the applicable listing standards of The Nasdaq Stock Market LLC.

Mr. Geygan, 61, is an accomplished corporate leader with extensive executive and board experience. He currently serves as Interim Chief Executive Officer of Rocky Mountain Chocolate Factory, Inc. (Nasdaq: RMCF), a role he has held since May 2024. Mr. Geygan has been a Director of RMCF since August 2021 and was Chairman of the Board of RMCF from June 2022 to May 2024. He also served on the Board of Directors of Climb Global Solutions, Inc. (Nasdaq: CLMB) from February 2018 until February 2025, where he was Chairman from May 2018 to February 2025. From its founding in August 2007 through May 2024, Mr. Geygan was the Chief Executive Officer and President of Global Value Investment Corporation (“GVIC”), an investment research and advisory firm he founded; he continues to serve as Chairman of GVIC’s Board. Earlier in his career, he held senior roles in the financial services industry as a Senior Portfolio Manager with UBS Financial Services and Salomon Smith Barney, Inc. Mr. Geygan’s background also includes academic involvement, having taught undergraduate and graduate-level courses at IE University in Madrid, at the University of Wisconsin – Milwaukee’s Lubar School of Business, and at the College of Charleston. He serves on the Advisory Board of the University of Wisconsin – Madison Department of Economics. Mr. Geygan earned his Bachelor of Arts degree in Economics from the University of Wisconsin – Madison.

Mr. Geygan will be compensated in accordance with the Company’s Amended and Restated Outside Director Compensation Policy, as described in the proxy statement relating to the Company’s 2026 annual meeting of stockholders filed with the Securities and Exchange Commission on June 9, 2026. In connection with his appointment, Mr. Geygan was granted 5,170 restricted stock units under the Company’s 2017 Equity Incentive Plan, as amended, representing a prorated portion of the Company’s standard non-employee director annual equity grant. This award will vest in full upon the earlier of the one-year anniversary of the grant date or the day prior to the Company’s next annual meeting of stockholders occurring after the grant date, subject to Mr. Geygan’s continued service through the vesting date.

In connection with his appointment, Mr. Geygan will enter into the Company’s standard form of indemnification agreement, a copy of which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 30, 2017.

As reported on a Schedule 13D filed by GVIC on April 10, 2026, Mr. Geygan is a director and the controlling person of GVIC. There is no investor rights agreement, nomination agreement or other arrangement between the Company, GVIC, Mr. Geygan or any other person pursuant to which Mr. Geygan was selected as a director. Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Mr. Geygan had direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOOP INDUSTRIES, INC.

Date: June 23, 2026	By:	/s/ Spencer Hart
Spencer Hart
Chief Financial Officer

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